         As filed with the Securities and Exchange Commission on August 31, 2001
                                          Registration No. 333-_________________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          --------------------------

                            BACKWEB TECHNOLOGIES LTD.
             (Exact name of Registrant as specified in its charter)

                          Israel                            77-0436149
                          ------                            ----------
             (State or other jurisdiction of             (I.R.S. Employer
              incorporation or organization)           Identification Number)

                              3 Abba Hillel Street
                             Ramat Gan, Israel 52136
                                 (972-3) 6118800

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

          BackWeb Technologies Ltd. 1996 Israeli Employee Stock Option Plan
                BackWeb Technologies Ltd. 1998 U.S. Stock Option Plan
             BackWeb Technologies Ltd. 1999 Employee Stock Purchase Plan
                          (Full titles of the plans)

                          --------------------------

                                   Eli Barkat
                      Chairman and Chief Executive Officer
                            BackWeb Technologies Ltd.
                          c/o BackWeb Technologies Inc.
                          2077 Gateway Place, Suite 500
                           San Jose, California 95110
                                 (408) 933-1700
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          --------------------------

                                    Copy to:
                                 Selim Day, Esq.
                        Wilson Sonsini Goodrich & Rosati,
                            Professional Corporation
                   One Market Street, Spear Tower, 33rd Floor
                         San Francisco, California 94105


                         CALCULATION OF REGISTRATION FEE
============================================================================================================
                                            Amount to       Proposed
                                               be           Maximum        Proposed Maximum     Amount of
                                           Registered    Offering Price       Aggregate        Registration
  Title of Securities to be Registered         (1)       Per Share (2)    Offering Price (2)       Fee
------------------------------------------------------------------------------------------------------------
Ordinary Shares (par value NIS 0.03 per     4,419,942        $0.69            $3,049,760          $762
share) to be issued under the BackWeb
Technologies Ltd. 1996 Israeli Employee
Stock Option Plan and 1998 U.S. Stock
Option Plan
------------------------------------------------------------------------------------------------------------
Ordinary Shares (par value NIS 0.03 per      767,977         $0.69             $529,904           $132
share) to be issued under the BackWeb
Technologies Ltd. 1999 Employee Stock
Purchase Plan
------------------------------------------------------------------------------------------------------------
               Total                        5,187,919        $0.69            $3,579,664          $895
============================================================================================================

(1) Represents the number of Registrant's Ordinary Shares which may be issued to the Registrant's employees pursuant to stock options granted under the BackWeb Technologies Ltd. 1996 Israeli Employee Stock Option Plan, 1998 U.S. Stock Option Plan and 1999 Employee Stock Purchase Plan, in addition to those Ordinary Shares registered pursuant to the Forms S-8 filed by the Registrant with the Commission on August 6, 1999 and December 1, 2000. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's Ordinary Shares that become issuable under the aforementioned plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increase the number of the Registrant's outstanding shares of Ordinary Shares.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Act, on the basis of $0.69 per share, the average of the high and low prices of the Registrant's Ordinary Shares on August 27, 2001 as reported by The Nasdaq Stock Market.

================================================================================

                             REGISTRATION STATEMENT

                  PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

        On August 6, 1999 and December 1, 2000, the Registrant filed Registration Statements on Form S-8 (Registration Nos. 333-84659 and 333-51098, respectively) (the "Previous S-8s") with the Securities and Exchange Commission to register Ordinary Shares that were reserved for issuance pursuant to options granted under the Registrant's 1996 Israeli Employee Stock Option Plan, 1996 U.S. Stock Option Plan, 1998 U.S. Stock Option Plan and/or 1999 Employee Stock Purchase Plan. The contents of the Registrant's Previous S-8s are incorporated herein by this reference. The Registrant is filing this Registration Statement on Form S-8 to register additional Ordinary Shares that may be issued pursuant to options granted under the Registrant's 1996 Israeli Employee Stock Option Plan, 1998 U.S. Stock Option Plan and 1999 Employee Stock Purchase Plan.

        Effective June 30, 2001, the number of Ordinary Shares for which options may be granted under the 1996 Israeli Employee Stock Option Plan and the 1998 U.S. Stock Option Plan was increased by 2,500,000 shares (with 1,000,000 shares allocated to the 1996 Israeli Employee Stock Option Plan and 1,500,000 shares allocated to the 1998 U.S. Stock Option Plan).

        Pursuant to the "evergreen" provisions of the 1996 Israeli Employee Stock Option Plan and the 1998 U.S. Stock Option Plan, effective July 1, 2001, the number of Ordinary Shares for which options may be granted under those plans was increased by 1,919,942 shares (which was the lesser of (a) 1,960,000 shares and (b) 5% of the 38,398,840 shares outstanding on that date). Of those shares, 575,983 shares were allocated to the 1996 Israeli Stock Option Plan and 1,343,959 shares were allocated to the 1998 U.S. Stock Option Plan.

        Pursuant to the "evergreen" provisions under the 1999 Employee Stock Purchase Plan, effective July 1, 2001, the number of Ordinary Shares for which options may be granted under that plan was increased by 767,977 shares (which was the lesser of (a) 833,333 shares and (b) 2% of the 38,398,840 shares outstanding on that date).

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

   Exhibit
   Number              Description
   -------             -----------
    4.1           1996 Israeli Employee Stock Option Plan (English translation)*

    4.2 1998 U.S. Stock Option Plan (Amended and restated effective as of July 1, 2001)

    4.3           1999 Employee Stock Purchase Plan**

    5.1           Opinion of Naschitz, Brandes & Co., legal counsel

    23.1          Consent of Independent Auditors

    23.2          Consent of Naschitz, Brandes & Co., legal counsel (included in
                  Exhibit 5.1)

    24.1          Power of Attorney (see signature page)


* Incorporated by reference to the corresponding exhibit to the Company's Registration Statement on Form S-8 (File No. 333-51098), filed with the Commission on December 1, 2000.

** Incorporated by reference to the corresponding exhibit to the Company's registration Statement on Form F-1, filed with the Commission on June 3, 1999, and amended on June 4, 1999.



                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of San Jose, State of California, on August 31, 2001.

                                 BACKWEB TECHNOLOGIES LTD.

                                 By: /s/ CHRISTOPHER MARSHALL
                                     -------------------------------------------
                                       Christopher Marshall, Vice President of
                                       Finance and Chief Accounting Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher Marshall, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on August 31, 2001 by the following persons in the capacities indicated.


/s/ ELI BARKAT                             Chairman and Chief Executive
------------------------------------       Officer
               Eli Barkat


/s/ CHRISTOPHER C. MARSHALL                Vice President of Finance and
------------------------------------       Chief Accounting Officer
        Christopher C. Marshall


/s/ GIL SHWED
------------------------------------
               Gil Shwed                   Director


/s/ WILLIAM L. LARSON
------------------------------------
           William L. Larson               Director


/s/ CHARLES FEDERMAN
------------------------------------
            Charles Federman               Director


/s/ JOSEPH GLEBERMAN
------------------------------------
            Joseph Gleberman               Director


/s/ LEORA RUBIN MERIDOR
------------------------------------
          Leora Rubin Meridor              Director

                                      Index to Exhibits


   Exhibit
   Number              Description
   -------             -----------
    4.1           1996 Israeli Employee Stock Option Plan (English translation)*

    4.2 1998 U.S. Stock Option Plan (Amended and restated effective as of July 1, 2001)

    4.3           1999 Employee Stock Purchase Plan**

    5.1           Opinion of Naschitz, Brandes & Co., legal counsel

    23.1          Consent of Independent Auditors

    23.2          Consent of Naschitz, Brandes & Co., legal counsel (included in
                  Exhibit 5.1)

    24.1          Power of Attorney (see signature page)

-------------------

* Incorporated by reference to the corresponding exhibit to the Company's Registration Statement on Form S-8 (File No. 333-51098), filed with the Commission on December 1, 2000.

** Incorporated by reference to the corresponding exhibit to the Company's registration Statement on Form F-1, filed with the Commission on June 3, 1999, and amended on June 4, 1999.